Exhibit 99.1

For Immediate Release:

Bank of Commerce Holdings Announces Retirement of Director David H. Scott and First Quarter Cash Dividend of $0.03 per Share

SACRAMENTO, California, March 21, 2018 / GLOBE NEWSWIRE — Bank of Commerce Holdings (NASDAQ: BOCH) (the “Company”), a $1.3 billion asset bank holding company and parent company of Redding Bank of Commerce (the “Bank”), today announced the retirement of director David H. Scott from the Board of Directors of the Company and the Bank.

Mr. Scott joined the boards of the Company and the Bank in 1997. He was Chairman of the Company’s Audit and Qualified Legal Compliance Committee, he was a member of the Executive and Long-Range Planning committees of the Company, and he was a member of the ALCO and Loan committees of the Bank. Mr. Scott also served as Corporate Secretary.

“We greatly appreciate Mr. Scott’s years of dedicated service to our Company and the Bank,” stated Randall S. Eslick, President and Chief Executive Officer. “Mr. Scott has been an integral part of the Company’s growth and has provided valuable leadership and guidance throughout the years. His dedication to the Company, as well as to our community, and his high level of integrity, respect and excellence are examples to all of us.”

The Company also announced that the Board of Directors has authorized a cash dividend of $0.03 per share for the first quarter 2018.

The $0.03 per share quarterly cash dividend will be paid to shareholders of record as of April 3, 2018 and is payable on April 13, 2018.

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Sacramento, California and is the parent company for Redding Bank of Commerce which operates under two separate names (Redding Bank of Commerce and Sacramento Bank of Commerce, a division of Redding Bank of Commerce). The Bank is an FDIC-insured California banking corporation providing community banking and financial services through nine offices located in northern California. The Bank was incorporated as a California banking corporation on November 25, 1981 and opened for business on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH”.

Forward-Looking Statements

Bank of Commerce Holdings wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. This news release includes statements by the Company, which describe management’s expectations and developments, which may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21B of the Securities Act of 1934, as amended. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in the Company's public filings, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, national and international economic conditions are less favorable than expected or have a more direct and pronounced effect on the Company than expected and adversely affect the Company's ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new banks and/or branches are lower than expected; (4) our concentration in lending tied to real estate exposes us to the adverse effects of material increases in interest rates, declines in the general economy, tightening credit markets or declines in real estate values; (5) competitive pressure among financial institutions increases significantly; (6) legislation or regulatory requirements or changes adversely affect the businesses in which the Company is engaged; and (7) technological changes could expose us to new risks.

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Telephone Direct (916) 677-5800

James A. Sundquist, Executive Vice President and Chief Financial Officer

Telephone Direct (916) 677-5825

Samuel D. Jimenez, Executive Vice President and Chief Operating Officer

Telephone Direct (530) 722-3952

Andrea Schneck, Vice President and Senior Administrative Officer

Telephone Direct (530) 722-3959